41 University Drive, Suite 202
Newtown, PA 18940
CONTACT: Danielle Ruess-Saltz
M: 267.978.7688
danielle_ruess-saltz@epam.com

EPAM ANNOUNCES APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

NEWTOWN, PA - March 29, 2017 - EPAM Systems, Inc. (NYSE:EPAM), a leading global provider of product development and software engineering solutions, today announced that Jason Peterson will join EPAM, effective April 5, 2017, and will succeed Anthony Conte as CFO on May 10, 2017. Conte, who previously announced his intention to resign from the company, will remain in an advisory role until on or about August 10, 2017, and will work closely with Peterson to ensure a seamless transition.

"I am pleased that Jason will be joining EPAM as our Chief Financial Officer. Jason brings proven public company finance expertise in the global technology services space and his contributions will be vital in executing our long-term growth strategy,” said Arkadiy Dobkin, CEO and President, EPAM. “Anthony Conte has made tremendous contributions to EPAM over the past 10 years, and on behalf of the company’s Board of Directors, management team and all of our employees, I want to thank Anthony for his leadership in guiding us through a period of exceptional growth and building the financial infrastructure needed to support EPAM’s future.”

Peterson joins EPAM with 25-years of finance experience and, for the last nine years, was employed by Cognizant Technology Solutions. In his most recent role, he was Vice President of Finance, M&A and Due Diligence, which he held while leading a large-scale corporate business process transformation program. Prior to that, he was CFO of the Emerging Business Accelerator and led the Corporate Financial Planning and Analysis function. Prior to joining Cognizant, Peterson was the CFO for E&C Medical Intelligence, and before that, he served as Vice President of ATI Technologies, responsible for the Financial Planning and Analysis and Controllership functions, while also working in M&A and Corporate Strategy. He previously held financial roles at Philips Semiconductors and Hewlett-Packard. He received an MBA from Columbia Business School and a Bachelor's Degree in economics from Claremont McKenna College.

“I am honored to succeed Anthony and look forward to working with the entire EPAM team as we continue to drive long-term value creation for our clients and shareholders,” said Peterson. “This is a very exciting time to be joining the Company, and I believe there are significant opportunities ahead of us as we continue our path to leadership in the technology solutions space.”

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM), has leveraged its core engineering expertise to become a leading global product development and digital platform engineering services company. Through its ‘Engineering DNA’ and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver innovative solutions that turn complex business challenges into real business opportunities. EPAM’s global teams serve customers in over 25 countries across North America, Europe, Asia and Australia. EPAM is a recognized market leader among independent research agencies and was ranked #8 in FORBES 25 Fastest Growing Public Tech Companies, as a top information technology services company on FORTUNE’S 100 Fastest Growing Companies, and as a top UK Digital Design & Build Agency. Learn more at http://www.epam.com/ and follow us on Twitter @EPAMSYSTEMS and LinkedIn.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

###